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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated January 30, 1995. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 24, 1995

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